Exhibit 8.1

Asia Pacific Bangkok Beijing Brisbane Hanoi Ho Chi Minh City Hong Kong Jakarta* Kuala Lumpur*	Baker & McKenzie Level 27 AMP Centre 50 Bridge Street Sydney, NSW 2000 Australia Tel: +61 2 9225 0200 Fax: +61 2 9225 1595 www.bakermckenzie.com

Manila*

Melbourne

Seoul

Shanghai

Singapore

Sydney

Taipei

Tokyo

Yangon

Europe, Middle East & Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Baku

Barcelona

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

Dubai

Dusseldorf

Frankfurt/Main

Geneva

Istanbul

Johannesburg

Kyiv

London

Luxembourg

Madrid

Milan

Moscow

Munich

Paris

Prague

Riyadh

Rome

St. Petersburg

Stockholm

Vienna

Warsaw

Zurich

Latin America

Bogota

Brasilia**

Buenos Aires

Caracas

Guadalajara

Juarez

Lima

Mexico City

Monterrey

Porto Alegre**

Rio de Janeiro**

Santiago

Sao Paulo**

Tijuana

Valencia

North America

Chicago

Dallas

Houston

Miami

New York

Palo Alto

San Francisco

Toronto

Washington, DC

June 22, 2015

Benitec Biopharma Limited

F6A/1-15 Barr Street

Balmain NSW 2041

Australia

Ladies and Gentlemen:

We have acted as United States tax counsel to Benitec Biopharma Limited, an Australia limited company (the “Company”), in connection with the registration of the Company’s ordinary shares, which will be represented by American Depositary Shares (“ADSs”) evidenced by American Depositary Receipts as described in the Company’s registration statement on Form F-1 (the “Registration Statement”) filed on June 22, 2015 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. This opinion is being furnished to you in connection with the Registration Statement.

In connection with this opinion, we have examined the Registration Statement and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined, (ii) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents and (iii) that all relevant documents have been, or will be, validly authorized, executed, delivered and performed by all of the relevant parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and have assumed that such statements and representations are true, correct and complete without regard to any qualification as to knowledge or belief. Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

* Associated Firm ** In cooperation with Trench, Rossi e Watanabe Advogados

Baker & McKenzie, an Australian partnership, is a member of Baker & McKenzie International, a Swiss Verein.

In rendering the opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings and other administrative guidance of the Internal Revenue Service (the “Service”), and such other authorities as we have considered relevant, all as of the date hereof. It should be noted that statutes, regulations, judicial decisions and administrative guidance are subject to change at any time and may be effective retroactively. A change in the authorities or the truth, accuracy or completeness of any of the facts, information, documents, corporate records, covenants, statements, representations or assumptions on which our opinion is based could affect our conclusions.

Subject to the foregoing and the qualifications set forth in the Registration Statement, the discussion set forth in the Registration Statement under the caption “Taxation — U.S. Federal Income Tax Considerations,” insofar as such discussion sets forth legal conclusions on U.S. federal income tax law, constitutes our opinion as to the material U.S. federal income tax consequences to U.S. holders (as such term is defined in the Registration Statement) of the ownership and sale, exchange or other disposition of the Company’s ADSs and ordinary shares.

Our opinion is limited to the application of the federal income tax laws of the United States only and we express no opinion with respect to the applicability of other federal laws, the laws of any state or any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state. Our opinion represents only our interpretation of the law and has no binding, legal effect on, without limitation, the Service or any court. It is possible that contrary positions may be asserted by the Service and that one or more courts may sustain such contrary positions. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this opinion to reflect any changes, including changes which have retroactive effect (i) in applicable law, or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect or incomplete.

This letter is furnished to you for use in connection with the Registration Statement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement wherever it appears. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Sincerely,

/s/ BAKER & McKENZIE

Baker & McKenzie

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